UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2004

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Item 7. Financial Statements and Exhibits

  Exhibits

99.1 Press release dated June 17, 2004 announcing steps taken during the second quarter to reduce the cost of capital and operating expenses.

99.2 Press release dated June 17, 2004 announcing election of directors and declaration of dividends.

Item 9. Regulation FD Disclosure.

On June 17, 2004, the Registrant issued a press release announcing steps taken during the second quarter to reduce its cost of capital and its operating expenses. This press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

This information is furnished pursuant to Item 9 and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act.

In addition, on June 17, 2004, the Registrant issued a press release announcing that at its annual meeting of shareholders, Edward T. McGowan, Shepherd G. Pryor, IV and Mark L. Yeager were elected to the company's board of directors as Class II directors for three-year terms scheduled to expire in 2007. Holders of Series A Preferred stock also elected Adelyn Leander a director for a one-year term to expire in 2005. Further, at its regularly scheduled meeting of the board of directors, the Registrant declared cash dividends on its outstanding Series A Preferred Stock, common stock, and shares of trust preferred securities. This press release is attached to this report as Exhibit 99.2 and incorporated herein by reference.

This information is furnished pursuant to Item 9 and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2004

TAYLOR CAPITAL GROUP, INC

By: /s/ JEFFREY W. TAYLOR
Jeffrey W. Taylor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 17, 2004 announcing steps taken during the second quarter to reduce the cost of capital and operating expenses.
99.2	Press release dated June 17, 2004 announcing election of directors and declaration of dividends.